UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2006

Natrol, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

21411 Prairie Street, Chatsworth, California 91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On March 8, 2006, Gary De Mello announced his resignation as Chief Operating Officer of Natrol, Inc., effective March 31, 2006.  Mr. De Mello will continue as an employee of the Company, working in a transitional capacity, until September 30, 2006.

On March 13, 2006, Elliott Balbert resigned his positions as Chief Executive Officer (CEO) and President of Natrol and assumed the new position of the Company’s Executive Chairman.  In conjunction with Mr. Balbert’s resignation, Wayne Bos, Natrol’s CEO- and President-Designate, assumed full responsibility as Natrol’s CEO and President.

Craig Cameron will assume the position of Chief Operating Officer of the Company on April 1, 2006.

Item 9.01 Financial Statements and Exhibits

On March 14, 2006, Natrol, Inc. (“Natrol”) issued a press release press release dated March 14, 2006 entitled, “Natrol Continues to Strengthen Senior Executive Team: Craig Cameron appointed New Chief Operating Officer.”  A copy of the press release dated March 14, 2006 is filed herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NATROL, INC.

Dated: March 14, 2006	By:	/s/ Dennis Jolicoeur
Dennis Jolicoeur
Executive Vice President and Chief Financial Officer

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